UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 24, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas,  Nevada 89102

(Address of Principal Executive Offices)   (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on February 1, 2013, Consolidation Services, Inc. (the “Company”) entered into a Consulting Agreement with Brady Strahl (“Strahl”).  Strahl has been retained to serve as President of the Company.  The Agreement is for one year, ending on January 31, 2014 (the “Term”), unless terminated earlier or extended.  For up to 20 hours per week, Strahl has agreed to devote attention, skill, and energy to the business of the Company and use his best efforts to promote the success of the Company’s business and cooperate fully in the advancement of the best interests of the Company.

In consideration for the services Strahl provides during the Term, the Company has agreed to grant Strahl two hundred thousand (200,000) shares of the Company’s common stock.

In addition, effective on February 1, 2013, Consolidation Services, Inc. (the “Company”) entered into a Consulting Agreement with Sean Kirwan (“Kirwan”).  Kirwan has been retained to serve as Vice President and In-house counsel of the Company.  The Agreement is for one year, ending on January 31, 2014 (the “Term”), unless terminated earlier or extended.  For up to 20 hours per week, Kirwan has agreed to devote attention, skill, and energy to the business of the Company and use his best efforts to promote the success of the Company’s business and cooperate fully in the advancement of the best interests of the Company.

In consideration for the services Kirwan provides during the Term, the Company has agreed to grant Kirwan two hundred thousand (200,000) shares of the Company’s common stock.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description

10.01	Consulting Agreement dated as of January 28, 2013 by and between the Company and Brady Strahl.

10.02	Consulting Agreement dated as of January 28, 2013 by and between the Company and Sean Kirwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013	CONSOLIDATION SERVICES, INC

By:/s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer and President

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